Exhibit 99.1

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Announces Closing of

$2.0 Million Registered Direct Offering

VERNAL, UT, October 19, 2021 – Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced the closing of its registered direct offering of 1,739,131 shares of its common stock to a certain institutional investor for $1.15 per share, or approximately $2.0 million in gross proceeds.

EF Hutton, division of Benchmark Investments, LLC, acted as exclusive placement agent and Colliers Securities LLC acted as financial advisor for the offering.

Net of placement fees and other expenses, SDP expects net proceeds of approximately $1.7 million to be used for general corporate purposes which may include capital expenditures, repayment or refinancing of indebtedness, acquisition and repurchases or redemptions of securities.

The offering was made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-239608) filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2020 and declared effective on July 29, 2020. Such shares of common stock were offered only by means of a prospectus, including a prospectus supplement. The prospectus supplement related to this registered direct offering, together with the accompanying prospectus, has been filed with the SEC and can be found at http://www.sec.gov or can be obtained from:

EF Hutton, division of Benchmark Investments, LLC

Attention: Syndicate Department

590 Madison Avenue, 39th Floor, New York, NY 10022

Email: syndicate@efhuttongroup.com

Telephone: (212) 404-7002

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® wellbore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

-MORE

Superior Drilling Products, Inc. Announces Closing of $2.0 Million Registered Direct Offering

October 19, 2021

Additional information about the Company can be found at: www.sdpi.com.

Forward-Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the use of proceeds of the offering and other statements that are predictive in nature. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com